EXHIBIT 99.1

                                      PROXY
                         PREMIER NATIONAL BANK OF DALTON
                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 6, 2003

The undersigned hereby constitutes and appoints ________________________ and ___________________________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Premier National Bank of Dalton ("Premier"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Premier to be held at Premier's main offices at 2918 E. Walnut Avenue, Dalton, Georgia on March 6, 2003 at 10:00 am, local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated February 7, 2003, the receipt of which is acknowledged.

     1.   Merger. To approve, ratify, confirm and adopt the Agreement and Plan
          ------
          of Merger, dated as of November 19, 2002, by and among First Security Group, Inc. ("First Security"), Dalton Whitfield Bank ("Dalton Whitfield") and Premier, pursuant to which Premier will merge with and into Dalton Whitfield, with Premier shareholders receiving 0.425 shares of First Security common stock in exchange for each of their shares of Premier common stock.

          FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

     2.   Other Matters. In the discretion of the proxies on such other matters
          -------------
          as may properly come before the Special Meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

     Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                         DATED: ___________________, 2003


                                         _____________________________________
                                         Signature


                                         _____________________________________
                                         Signature if held jointly


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PREMIER AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     I _____ plan to attend     _____ do not plan to attend the Special Meeting.


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